EXHIBIT 99.1
Media Contact:
Traci Paulk
The Fearey Group
206-343-1543
tpaulk@feareygroup.com

Investor Contact:
Mike Matysik
Cardiac Science Corporation
425-402-2000
mmatisyk@cardiacscience.com
FOR IMMEDIATE RELEASE
Quinton Cardiology Systems and Cardiac Science
Announce Completion of Merger
Newly Formed Cardiac Science Corporation to Commence Trading on NASDAQ
Under New Stock Symbol CSCX
Transaction Praised by Washington Governor Christine Gregoire
Bothell, Wash. – September 1, 2005 – Quinton Cardiology Systems, Inc. (Nasdaq: QUIN), a global leader in advanced cardiology products, and Cardiac Science, Inc. (Nasdaq: DFIB), a leading provider of life-saving automated external defibrillators (AEDs), today announced they completed their merger, resulting in a combined company called Cardiac Science Corporation (Nasdaq:CSCX).
The merger was approved in special meetings yesterday by the respective stockholders of both Cardiac Science and Quinton. Approximately 96% of the shares of Cardiac Science common stock cast at the Cardiac Science special meeting voted in favor of the merger proposal and approximately 97% of the shares of Quinton common stock cast at the Quinton special meeting voted in favor of the merger proposal. The merger agreement was originally approved by the boards of directors of both companies in February 2005.

“We appreciate the overwhelming support of the shareholders of both organizations,” said Cardiac Science Corporation President and Chief Executive Officer and former Quinton CEO, John R. Hinson. “We believe the new company will have enhanced prospects for revenue growth based on our expanded product portfolio, stronger distribution capabilities in both the domestic and international markets, and the potential to leverage combined technological expertise and manufacturing strengths. We will now turn our focus to completing our integration work during the balance of 2005 and creating value for all Cardiac Science Corporation stakeholders.”
“The merger creates a significantly larger, debt free company with excellent people, technology and products which speak well for our future prospects,” said former Cardiac Science Chairman and CEO Raymond W. Cohen, who will continue as Chairman of the Board of the new company. “Both John Hinson and Michael Matysik, the company’s CEO and CFO, have the management expertise and leadership skills necessary to ensure we realize the potential for growth in revenue and profitability.”
Washington Governor Christine Gregoire praised the transaction. “Fostering growth in the biotechnology sector is a key priority in our state,” said Governor Gregoire. “This merger is an example of the increasing intellectual capital and economic vitality in this important sector, which holds great promise for future job creation. It further demonstrates Washington State’s potential in the development of life-saving science and technology.”
The newly formed company, Cardiac Science Corporation, will leverage the combined managerial, operational and technology strengths of its predecessor companies to become a global leader in the development, manufacturing and marketing of a broad range of life-saving cardiology products and services under the trusted brand names, Burdick®, Powerheart®, and Quinton®.
The company’s sole focus will be developing and distributing technology to address heart disease, which according to the World Health Organization is the leading cause of death in the world, accounting for more than 17 million deaths per year.

Trading CSCX Shares
Effective September 1, the common stock of the newly formed Cardiac Science Corporation will be listed on the Nasdaq National Market and commence trading under the stock symbol “CSCX”. Pursuant to the Agreement and Plan of Merger dated as of February 28, 2005, as amended, among the parties, each share of Cardiac Science, Inc. common stock outstanding immediately prior to the effective time of the merger has been cancelled and represents the right to receive 0.10 share of common stock of the new Cardiac Science Corporation, and each share of Quinton Cardiology Systems, Inc. common stock outstanding immediately prior to the effective time of the merger has been cancelled and represents the right to receive 0.77184895 share of common stock of the new Cardiac Science Corporation. The two companies’ stockholders of record of as of the effective time of the merger will soon be receiving materials from Mellon Shareholder Services LLC, which has been engaged as the exchange agent for the transaction, with instructions on how to surrender the certificates evidencing their old shares of Cardiac Science, Inc. or Quinton Cardiology Systems, Inc. common stock for certificates evidencing the shares of new Cardiac Science Corporation common stock issued pursuant to the merger agreement, as well as cash in lieu of any fractional shares.
About Cardiac Science Corporation
Cardiac Science Corporation develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators, electrocardiographs, stress test systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, patient monitor-defibrillators and cardiology data management systems. Cardiac Science Corporation also sells a variety of related products and consumables, and provides a comprehensive portfolio of training, maintenance and support services.
The company is the successor to various entities that have owned and operated cardiology related businesses which sold products under the trusted brand names Burdick®, Powerheart®, and Quinton®. Cardiac Science Corporation is headquartered in Bothell, WA, and also has operations in Lake Forest, California, Deerfield, Wisconsin, Shanghai, China, Copenhagen, Denmark and Manchester, United Kingdom.
Forward Looking Statements
This press release contains forward-looking statements, including, but not limited to, those relating to Cardiac Science Corporation’s future revenue growth and profitability that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, delays or unexpected difficulties in the integration of Quinton and Cardiac Science, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors’ products or their pricing which may impair the market acceptance of our products or force us to lower our prices, unexpected softness in the market demand for our products, changes to expected order cycles, disruptions in supplies or increases in prices of certain components we use in our products, the impact of future acquisitions and divestitures, circumstances or events that may lead to limitations on the usage of our income tax operating loss carryforwards or other changes in circumstances relating to taxes on our income, the final court decision with respect to currently pending litigation, and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described in the registration statement on Form S-4/A that was filed by Cardiac Science Corporation under the name CSQ Holding Company on July 28, 2005, under the caption “Risk Factors,” and in the Annual Reports of Quinton Cardiology Systems, Inc. and Cardiac Science, Inc. on Form 10-K for the year ended December 31, 2004, under the captions “Certain Factors that May Affect Future Results” and in other documents, we file with the Securities and Exchange Commission. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
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